Exhibit 99.(g)(11)

AMENDMENT TO INVESTMENT SUB-ADVISORY AGREEMENT

This Amendment (the “Amendment”) is dated as of July __, 2014, and is to the existing Investment Sub-Advisory Agreement (the “Sub-Advisory Agreement”) among Little Harbor Advisors, LLC (the “Investment Manager”), Argonaut Management, L.P. (the “Portfolio Adviser”), and Little Harbor MultiStrategy Composite Fund, a Delaware statutory trust (the “Fund”) that is registered as a management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”).

WHEREAS, the Sub-Advisory Agreement sets forth certain terms of a sub-advisory arrangement between the parties; and

WHEREAS, each of the Investment Manager, the Portfolio Adviser and the Fund desire to amend the provisions of the Sub-Advisory Agreement as stated herein.

The Investment Manager, Portfolio Adviser and the Fund herby agree as follows:

1.

Terms not otherwise defined herein shall have the meaning set forth in the Sub-Advisory Agreement.

2.

The Sub-Advisory Agreement is hereby amended by:

(a)

On the first page of the agreement, deleting in its entirety the last sentence of the introductory paragraph and inserting in lieu thereof the following sentence: “In consideration of the promises and mutual covenants contained herein, the Investment Manager, the Portfolio Adviser and, with respect to Section 3(c), 5, 6 and 10 only, the Fund agree as follows:”; and

(b)

On the signature page to the Sub-Advisory Agreement, deleting in its entirety the phrase that precedes the signature block of the Fund and inserting in lieu thereof the following phrase: “For Section 3(c), Section 5, Section 6 and Section 10 only:”

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same amendment.

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto on the date herein set forth above.

[Intentionally Left Blank]

LITTLE HARBOR ADVISORS, LLC

By:

__________________________

John Hassett

Authorized Person

Address:

America’s Cup Building

30 Doaks Lane

Marblehead, Massachusetts 01945

jhassett@littleharboradvisors.com

ARGONAUT MANAGEMENT, L.P.

By:

__________________________

Name:  ____________________

Title:    ____________________

Address:

____________________

LITTLE HARBOR MULTISTRATEGY COMPOSITE FUND

By:

__________________________

Name:  ____________________

Title:    ____________________

Address:

c/o Little Harbor Advisors, LLC

America’s Cup Building

30 Doaks Lane

Marblehead, Massachusetts 01945

jhassett@littleharboradvisors.com